Exhibit 10.2

STOCK OPTION AGREEMENT

Issued Pursuant to the
2003 Incentive Plan of

ACTIVISION, INC.

Stock Option #03000934	For 600,000 Shares

THIS STOCK OPTION AGREEMENT (THIS “OPTION AGREEMENT”) CERTIFIES that on October 3, 2005 (the “Issuance Date”), Thomas Tippl (the “Holder”) was granted an option (the “Option”) to purchase at the option price of $20.28 per share, all or any part of 600,000 fully paid and non-assessable shares (“Shares”) of common stock, par value $.000001 per share, of ACTIVISION, INC., a Delaware corporation (the “Company”), upon and subject to the following terms and conditions:

1.                                             General Terms of the Option.  The Option is granted as a material inducement to the Holder’s entering into employment with the Company pursuant to an employment agreement dated September 9, 2005 (the “Employment Agreement”).  In addition, this Option has been granted pursuant to and is subject to the terms and conditions of the Company’s 2003 Incentive Plan (the “Plan”), and the terms and conditions of the Plan shall be deemed to be incorporated herein by reference and made a part of this Option.  Holder hereby acknowledges by his signature below that he has received a copy of the Plan.  Capitalized terms used herein shall have the meanings set forth in the Plan, unless otherwise defined herein.

2.                                       Expiration.  This Option shall expire on October 3, 2015, unless extended or earlier terminated in accordance herewith.

3.                                       Exercise.  Except as otherwise permitted under the Plan, this Option may be exercised or surrendered during the Holder’s lifetime only by the Holder or his/her guardian or legal representative.  EXCEPT AS OTHERWISE PERMITTED UNDER THE PLAN, THIS OPTION SHALL NOT BE TRANSFERABLE BY THE HOLDER OTHERWISE THAN BY WILL OR BY THE LAWS OF DESCENT AND DISTRIBUTION.  With the Company’s consent which may granted or withheld in its sole discretion, Options may be transferred to certain permitted assignees, such as certain relatives of, or entities controlled by, the Participant, as more fully set forth in Section 8.3 of the Plan.

This Option shall vest and be exercisable as follows (except as otherwise provided in this Option Agreement or the Employment Agreement:

Vesting Date	Shares Vested at Vesting Date	Cumulative Shares
October 3, 2006	40,000	40,000
October 3, 2007	40,000	80,000
October 3, 2008	40,000	120,000
October 3, 2009	40,000	160,000
October 3, 2010	440,000	600,000

This Option shall be exercised by the Holder (or by his executors, administrators, guardian or legal representative) as to all or part of the Shares, by the giving of written notice of exercise to the Company, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased.  Full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or by certified check or bank check or wire transfer of immediately available funds, (ii) with the consent of the Company, by tendering previously acquired Shares (valued at their then Fair Market Value (as defined in the Plan), as determined by the Company as of the date of tender) that have been owned for a period of at least six months (or such other period to avoid accounting charges against the Company’s earnings), or (iii) with the consent of the Company, a combination of (i) and (ii).  The Holder is also eligible to utilize a “cashless” exercise for all or part of the Option consistent with the Company’s practice and procedures governing cashless option exercises.    Such notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Company may from time to time direct, and shall be in such form, containing such further provisions as the Company may from time to time prescribe.  In no event may this Option be exercised for a fraction of a Share.  The Company shall effect the transfer of Shares purchased pursuant to an Option as soon as practicable, and, within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company.  No person exercising this Option shall have any of the rights of a holder of Shares subject to this Option until certificates for such Shares shall have been issued following the exercise of such Option.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

4.                                       Tranches Subject to Acceleration.  Pursuant to Paragraph 2(e) of the Employment Agreement, of the 440,000 Shares scheduled to vest on October 3, 2010, 200,000 Shares may be subject to accelerated vesting if Holder shall achieve certain performance objectives to be mutually determined by Holder and the Company at the rate of 66,666 Shares to vest on May 3, 2007 for achievement of such performance objectives during the Company’s fiscal year 2007,  66,666 Shares to vest on May 3, 2008 for achievement of such performance objectives during the Company’s fiscal year 2008, and 66,667 Shares to vest on May 3, 2009 for achievement of such performance objectives during the Company’s fiscal year 2009. In addition, pursuant to Paragraph 9(f)(iii)(1) of the Employment Agreement, of the 440,000 Shares scheduled to vest on June 30, 2010, a pro rata (based upon the amount of time between the Issuance Date and the date of the death of the Holder) portion of 400,000 Shares may be subject to immediate vesting upon the death of the Holder.

5.                                       Termination of Employment. Please refer to Employment Agreement Paragraph 9 for treatment of stock options in the case of termination.

6.                                       Death.  In the event the Holder dies while employed by the Company or any of its subsidiaries or affiliates, this Option, to the extent not previously expired or exercised, shall, to the extent exercisable on the date of death, be exercisable by the estate of the Holder or by any person who acquired this Option by bequest or inheritance, at any time within one year after the death of the Holder, provided, however, that if the term of such Option would expire by its terms within six months after the Optionee’s death, the term of such Option shall be extended until six months after the Optionee’s death.

7.                                       Disability.  In the event of the termination of employment of the Holder or the separation from service of the Holder due to the Disability (as defined in Paragraph 9(c) of the Employment Agreement) of the Holder, the Holder, or his guardian or legal representative, shall have the unqualified right to exercise any portion of this Option which has not been previously exercised or expired and which the Holder was eligible to exercise as of the first date of Disability, at any time within one year after such termination or separation, provided, however, that if the term of such Option would expire by its terms within six months after such termination or separation, the term of such Option shall be extended until six months after such termination or separation.

8.                                       Employment Violation.    In consideration of the granting and by acceptance of this Option, the Holder hereby agrees that the terms of this Section 8 shall apply to the Option.  The Holder acknowledges and agrees that each exercise of this Option and each written notice of exercise delivered to the Company and executed by the Holder shall serve as a reaffirmation of and continuing agreement by the Holder to comply with the terms contained in this Section 8.

The Company and the Holder acknowledge and agree that if the Holder materially breaches the Employment Agreement (it being understood that any breach of the post-termination obligations contained therein shall be deemed to be material) for so long as the terms of the Employment Agreement shall apply to the Holder (each an “Employment Violation”), subject to the cure provision outlined in Paragraph 9(a) of the Employment Agreement, the Company shall have the right to require (i) the termination and cancellation of the unexercised portion of this Option, if any, whether vested or unvested, and (ii) payment by the Holder to the Company of the Recapture Amount (as defined below).  The Company and the Holder further agree that such termination of unexercised Options and payment of the Recapture Amount, as the case may be, shall be in addition to, and not in lieu of, any other right or remedy available to the Company arising out of or in connection with any such Employment Violation including, without limitation, the right to terminate the Holder’s employment if not already terminated, seek injunctive relief and additional monetary damages.

For purposes of this Section 8, the “Recapture Amount” shall mean the gross gain realized or unrealized by the Holder upon each exercise of this Option during the period beginning on the date which is twelve (12) months prior to the date of the Holder’s Employment Violation and ending on the date of computation (the “Look-back Period”), which gain shall be calculated as the sum of:

(a)                                  as to any Shares acquired by the Holder upon exercise of any portion of this Option during the Look-back Period and thereafter sold, an amount equal to the product of (x) the sales price per Share sold minus the exercise price per Share times (y) the number of Shares as to which this Option was exercised and which were sold at such sales price; plus

(b)                                 as to any Shares acquired by the Holder upon exercise and not thereafter sold, with respect to each of such Shares an amount equal to the product of (x) the greatest of the following: (1) the Fair Market Value per Share on the date of exercise, (2) the arithmetic average of the per Share closing sales prices as reported on NASDAQ for the thirty (30) trading day period ending on the trading day immediately preceding the date of the Company’s written notice of its exercise of its rights under this Section 8, or (3) the arithmetic average of the per Share closing sales prices as reported on NASDAQ for the thirty (30) trading day period ending on the trading day immediately preceding the date of computation, minus the exercise price per Share times (y) the number of Shares as to which this Option was exercised and which were not sold;

provided, however, in lieu of payment by the Holder to the Company of the Recapture Amount determined pursuant to clause (b) above, the Holder, in his discretion, may tender to the Company the Shares acquired upon exercise of this Option during the Look-back Period and the Optionee shall not be entitled to receive any consideration from the Company in exchange therefor.

9.                                       Registration; Postponement.  The Company may postpone the issuance and delivery of Shares upon any exercise of this Option until (a) the admission of such Shares to listing on any stock exchange or exchanges on which Shares of the Company of the same class are then listed and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable.  The Holder shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as amended, to issue the Shares in compliance with the provisions of that or any comparable act.  The Company shall have the right to register the Shares underlying this Option on a Form S-8 or S-3 to facilitate their resale by the Holder.

10.                                 Adjustments.  In the event that the Company shall determine that any dividend or other distribution (whether in the form of cash, shares of common stock of the Company, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of common stock of the Company or other securities, the issuance of warrants or other rights to purchase shares of common stock of the Company, or other securities, or other similar corporate transaction or event affects the Shares, such that an adjustment is determined by the Company to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available to the Holder, then the Company shall, in such manner as the Company may deem equitable, adjust any or all of (i) the number and type of shares of common stock of the Company subject to this Option, and (ii) the grant, option or exercise price with respect to this Option, or, if deemed appropriate, make provision for a cash payment to the Holder.

11.                                 Delivery of Share Certificates.  Within a reasonable time after the exercise of this Option, the Company shall cause to be delivered to the person entitled thereto a certificate for the Shares purchased pursuant to the exercise of this Option.  If this Option shall have been exercised with respect to less than all of the Shares subject to this Option, the Company shall also cause to be delivered to the person entitled thereto a new Stock Option Agreement in replacement of this Option Agreement if surrendered at the time of the exercise of this Option, indicating the number of Shares with respect to which this Option remains available for exercise, or the Company shall make a notation in its books and records to reflect the partial exercise of this Option.

12.                                 Withholding.  In the event that the Holder elects to exercise this Option or any part thereof, and if the Company or any subsidiary or affiliate of the Company shall be required to withhold any amounts by reasons of any federal, state or local tax laws, rules or regulations in respect of (a) the issuance of Shares to the Holder pursuant to this Option, or (b) the exercise or disposition (in whole or in part) of the Option, the Company or such subsidiary or affiliate shall be entitled to deduct and withhold such amounts from any payments to be made to the Holder.  In any event, the Holder shall make available to the Company or such subsidiary or affiliate, promptly when requested by the Company or such subsidiary or affiliate, sufficient funds to meet the requirements of such withholding; and the Company or such subsidiary or affiliate shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to the Company or such subsidiary or affiliate out of any funds or property due or to become due to the Holder.

13.                                 Reservation of Shares.  The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Option such number of Shares as shall be required for issuance or delivery upon exercise hereof.

14.                                 Rights of Holder.  Nothing contained herein shall be construed to confer upon the Holder any right to be continued in the employ of the Company and/or any subsidiary or affiliate of the Company or derogate from any right of the Company and/or any subsidiary or affiliate of the Company to retire, request the resignation of, or discharge the Holder at any time, with or without cause.  The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed herein and are not enforceable against the Company except to the extent set forth herein.

15.                                 Exclusion from Pension Computations.  By acceptance of the grant of this Option, the Holder hereby agrees that any income realized upon the receipt or exercise hereof, or upon the disposition of the Shares received upon its exercise, is special incentive compensations and, to the extent permissible under applicable law, shall not be taken into account as “wages”, “salary” or “compensation” in determining the amount of any payment under any pension, retirement, incentive, profit sharing, bonus or deferred compensation plan of the Company or any of its subsidiaries or affiliates.

16.                                 Legend.  The Company may cause the following or a similar legend to be set forth on each certificate representing Shares or any other security issued or issuable upon exercise of this Option unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED BY AN OPINION FROM COUNSEL TO THE COMPANY.

17.                                 Amendment.  The Company may, with the consent of the Holder, at any time or from time to time amend the terms and conditions of this Option, and may at any time or from time to time amend the terms of the Plan.

18.                                 Notices.  Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows: if to the Company, at its office at 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attn: General Counsel, or at such other address as the Company by notice to the Holder may designate in writing from time to time; and if to the Holder, at the address shown below his signature on this Option Agreement, or at such other address as the Holder by notice to the Company may designate in writing from time to time.  Notices shall be effective upon receipt.

19.                                 Interpretation.  A determination of the Committee as to any questions which may arise with respect to the interpretation of the provisions of this Option and of the Plan shall be final and binding.  The Committee may authorize and establish such rules, regulations and revisions thereof as it may deem advisable.

[Remainder of page intentionally blank.]

IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the date first set forth above.

ACTIVISION, INC.

By:
Name:
Title:

Date:

Attest:

Accepted and Confirmed:

THOMAS TIPPL

Address

City	State	Zip Code

Social Security Number